`SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 16, 2008

MAGNITUDE INFORMATION SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

33-20432	75-2228828
(Commission File Number)	(IRS Employer Identification No.)

1250 Route 28, Branchburg, New Jersey 08876
(Address of principal executive offices) (Zip Code)

(908) 927-0004
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 3.02 Unregistered Sales of Securities

Registrant received $661,000 in subscription funds out of a $1 million investment commitment received through its placement agent, Tell Capital AG, a Swiss-based company that has previously served as Registrant’s financial advisor, European placement agent and consultant. The investors subscribed to purchase “Units” at the subscription price of $.025 per Unit, consisting of one restricted common share and one 5-year warrant, exercisable at $.05. Registrant issued the restricted common shares and warrants in reliance upon the exemptions from the registration requirements of the Securities Act provided by Regulation D and Section 4(2) thereof: Registrant did not engage in any solicitation or advertising; all of the investors are accredited investors and had pre-existing relationships with the Registrant as shareholders, and the investments, therefore, constituted private transactions not involving a public offering

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MAGNITUDE INFORMATION SYSTEMS, INC.

Dated: December 19, 2008	By:	/s/ Joerg H. Klaube
Joerg H. Klaube
Chief Financial Officer